                       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 24, 2002

                                                                REGISTRATION N0. 333-_____

                                        SECURITIES AND EXCHANGE COMMISSION
                                              WASHINGTON, D.C. 20549

                                                     FORM S-8
                                              REGISTRATION STATEMENT

                                                       UNDER

                                            THE SECURITIES ACT OF 1933

                                                  DILLARD'S, INC.
                       --------------------------------------------------------------------
                       (Exact Name of Registrant as Specified in its Governing Instruments)

        DELAWARE                                                                71-0388071
------------------------------                                             -------------------
(State or Other Jurisdiction of                                            (I.R.S. Employer
Incorporation or organization)                                             Identification No.)

                                                1600 CANTRELL ROAD
                                            LITTLE ROCK, ARKANSAS 72201
                                                   501-376-5200
                 --------------------------------------------------------------------------------
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive
                                                     Offices)

         PAUL J. SCHROEDER, JR.                               JAMES I. FREEMAN
         VICE PRESIDENT AND                                   SENIOR VICE PRESIDENT AND
         GENERAL COUNSEL                                      CHIEF FINANCIAL OFFICER
         DILLARD'S, INC.                                      DILLARD'S, INC.
         1600 CANTRELL ROAD                                   1600 CANTRELL ROAD
         LITTLE ROCK, ARKANSAS 72201                          LITTLE ROCK, ARKANSAS 72201
         501-376-5200                                                  501-376-5200

                                                  MICHAEL E. KARNEY
                                              FRIDAY, ELDREDGE & CLARK
                                                 2000 REGIONS CENTER
                                                400 W. CAPITOL AVENUE
                                          LITTLE ROCK, ARKANSAS 72201-3493
                                                    501-376-2011
                  ---------------------------------------------------------------------------------
        (Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

                                                   DILLARD'S, INC.
                                  1998 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN
                  ---------------------------------------------------------------------------------
                                              (Full Title of the Plan)

                                           CALCULATION OF REGISTRATION FEE

                                                                     PROPOSED
                                                 PROPOSED            MAXIMUM
     TITLE OF                                     MAXIMUM            AGGREGATE            AMOUNT OF
SECURITIES TO              AMOUNT TO BE        OFFERING PRICE        OFFERING           REGISTRATION
BE REGISTERED(1)           REGISTERED(1)(2)       PER SHARE(3)        PRICE                FEE(4)
-----------------------------------------------------------------------------------------------------------------------------
Class A Common Stock,
par value $.01 per share   6,000,000 shares        $28.46          $170,760,000          $15,709.92

(1)      To the extent to which interests in the Plan constitute separate securities,  this Registration  Statement shall be deemed to register an  indeterminate  amount of such  interests  in the Plan in  accordance  with
         Rule 416(c).  This  Registration  Statement also covers any additional  shares of the Registrant's  Common
         Stock that may hereafter  become  issuable as a result of the adjustment  provisions of the Plan or of the
         Common Stock in accordance with Rule 416(a).

(2)      The shares of Common Stock offered hereby are offered  pursuant to the Dillard's,  Inc. 1998 Incentive and
         Nonqualified Stock Option Plan.

(3)      Pursuant to Rule 457(c)  under the  Securities  Act of 1933,  as amended,  the proposed  maximum  offering price per share is the average of the high and low price per share of the Common Stock on May 22, 2002.

(4)      Pursuant to Rule 457(h)(2), no registration fee is required with respect to the interests in the Plan.

                                                      PART I

                                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The  documents  containing  the  information  specified  in Part I of Form  S-8  will be sent or  given to participants  in the 1998 Incentive and  Nonqualified  Stock Option Plan (the "Plan"),  of Dillard's,  Inc. and its
subsidiaries  (the  "Company"),  as  specified  by  Rule  428(b)(1)  promulgated  by the  Securities  and  Exchange
Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such  documents  are not being  filed  with the  Commission,  but  constitute  (along  with the  documents incorporated by reference into the Registration  Statement  pursuant to Item 3 of Part II hereof) a prospectus that meets the  requirements  of Section 10(a) of the Securities  Act. The documents  incorporated by reference into the
Registration  Statement  pursuant  to Item 3 of Part II  hereof  will be  available  to  participants  in the Plan, without  charge,  upon written or oral request.  Any such request  should be directed to either Paul J.  Schroeder,
Jr., Vice President and General Counsel,  or James I. Freeman,  Senior Vice President and Chief Financial  Officer,
Dillard's, Inc., 1600 Cantrell Road, Little Rock, Arkansas 72201, telephone 501-376-5200.

                                                      PART II

                                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
                                           (Not Required in Prospectus)

ITEM 3  INCORPORATION OF DOCUMENTS BY REFERENCE

         The  following  documents,  which have been  filed by the  Company  with the  Commission  pursuant  to the
Securities Act or the Securities  Exchange Act of 1934, as amended (the "Exchange Act"),  are  incorporated  herein by reference:

                  (a)      The Company's  Annual Report on Form 10-K for the year ended  February 2, 2002 (File No.
                           1-6140) and any amendments thereto.

                           (i)      The  Company's  Registration  Statement  on Form 8-A dated March 15, 2002 (File
                                    No. 1-6140), and any amendments thereto.

                           (ii)     The  Company's  Quarterly  Report on Form 10-Q for the period ended May 5, 2001
                                    (File No. 1-6140), and any amendments thereto.

                           (iii)    The  Company's  Quarterly  Report on Form 10-Q for the period  ended  August 4,
                                    2001 (File No. 1-6140), and any amendments thereto.

                           (iv)     The Company's  Quarterly  Report on Form 10-Q for the period ended  November 3,
                                    2001 (File No. 1-6140), and any amendments thereto.

                                    (v)     The Company's  Proxy  Statement on Schedule 14A for the Annual  Meeting
                                    of  Stockholders  held on May 18, 2002 (File No.  1-6140),  and any  amendments thereto.

                           (vi)     The  Company's  Current  Report on Form 8-K  dated  March  21,  2001  (File No.
                                    1-6140).

                           (vii)    The Company's Current Report on Form 8-K dated March 2, 2002 (File No. 1-6140).

                  (c)      The  description  of the Company's  Class A Common Stock  contained in the  Registration
                           Statement on Form 8-A filed with the  Commission  on June 7, 1989,  and any amendment or report filed with the Commission for the purpose of updating such description.

         In addition,  all documents filed by the Company with the Commission  pursuant to Section 13(a), 13(c), 14 or 15 (d) of the Exchange Act after the date of this  Registration  Statement and prior to the  termination  of the offering shall be deemed to be incorporated by reference into this  Registration  Statement and to be a part hereof from  the  date of the  filing  of such  document  with the  Commission.  Any  statement  contained  in a  document incorporated  by reference  herein shall be deemed to be modified or  superseded  for purposes of the  Registration
Statement to the extent that a statement  contained herein or in any other  subsequently  filed document which also is or is deemed to be incorporated by reference herein

modifies or supersedes such statement.  Any statement so modified or superseded  shall not be deemed,  except as so modified or superseded, to constitute a part of the Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         William H. Sutton, a partner in Friday,  Eldredge & Clark,  beneficially  owns or has the right to acquire
27,000 shares of the Company's Class A Common Stock either directly or indirectly  through  aggregated  accounts in a  retirement  plan  maintained  by the law firm.  Mr.  Sutton is also a  director  of the  Company.  Additionally,
Friday, Eldredge & Clark from time to time acts as counsel for the Company in various matters.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General  Corporation Law, as amended,  provides that a corporation  shall have the power to  indemnify  any person who was or is a party or is  threatened  to be made a party to any  threatened, pending or completed action or proceeding, whether civil, criminal,  administrative or investigative,  by reason of the fact that he is or was a director,  officer,  employee or agent of the  corporation  or is or was serving at is request in such capacity in another corporation or business  association,  against expenses  (including  attorneys'
fees),  judgments,  fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action,  suit or proceeding  if he acted in good faith and in a manner he reasonably  believed to be in or not opposed to the best interests of the  corporation,  and with respect to any criminal  action or proceeding,  had no reasonable cause to believe his conduct was unlawful.

         Section  102(b)(7) of the Delaware General  Corporation Law, as amended,  permits a corporation to provide in its  certificate  of  incorporation  that a director of the  corporation  shall not be personally  liable to the corporation  or its  stockholders  for  monetary  damages for breach of  fiduciary  duty as a director,  except for liability (i) for any breach of the director's  duty of loyalty to the  corporation or its  stockholders,  (ii) for acts or omissions not in good faith or which involve  intentional  misconduct or a knowing  violation of law, (iii)
under Section 174 of the Delaware  General  Corporation  Law, or (iv) for any  transaction  from which the director derived an improper personal benefit.

         Article IX of the  Company's  Certificate  of  Incorporation  provides  for the  elimination  of  personal liability  of a director for breach of fiduciary  duty as  permitted by Section  102(b)(7) of the Delaware  General
Corporation Law.

         Article III of the  Company's  By-laws,  as amended,  provides for the  indemnification  of directors  and officers by the Company.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.

         The exhibits filed as part of this Registration Statement are as follows:

         EXHIBIT
         NUMBER                     DESCRIPTION
         ------                     -----------

         4.1                        Restated  Certificate of  Incorporation  of Dillard's,  Inc.  (Incorporated  by
                                    reference to Exhibit 3 of the Company's  Quarterly  Report or Form 10-Q for the
                                    quarter ended August 1, 1992 (File No. 1-6140)).

         4.2                        Bylaws of  Dillard's,  Inc.  (Incorporated  by  reference to Exhibit 3.1 of the
                                    Company's Current Report on Form 8-K dated March 2, 2002 (File No. 1-6140)).

         4.3                        Rights Agreement,  dated as of March 2, 2002 between the Company, the Registrar and the  Transfer  Company,  as Rights  Agent  (Incorporated  by  reference  to
                                    Exhibit 1 of the Company's  Registration  Statement on Form 8-A dated March 15,
                                    2002 (File No. 1-6140)).

         4.4                        Dillard's,   Inc.   1998   Incentive  and   Non-qualified   Stock  Option  Plan
                                    (Incorporated  by reference to Exhibit 10(b) of the Company's  Annual Report on
                                    Form 10-K for the year ended January 30, 1999 (File No. 1-6140)).

         5.1*                       Opinion of Friday, Eldredge & Clark, LLP.

         23.1*                      Consent of Friday, Eldredge & Clark, LLP (included in Exhibit 5.1).

         23.2*                      Consent of Deloitte & Touche, LLP.

         24.1*                      Powers of Attorney (included as part of the signature page hereto).

----------------
*Filed herewith.

ITEM 9. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         A.       (1) To file,  during  any  period  in which  offers or sales are  being  made,  a  post-effective amendment  to this  Registration  Statement  to  include  any  material  information  with  respect  to the plan of distribution not previously  disclosed in the Registration  Statement or any material change to such information in the Registration Statement.

                  (2) That,  for the purpose of  determining  any  liability  under the  Securities  Act, each such post-effective  amendment shall be deemed to be a new  registration  statement  relating to the securities  offered herein,  and the  offering of such  securities  at that time shall be deemed to be the initial  bona fide  offering thereof.

                  (3) To remove from  registration  by means of a  post-effective  amendment any of the  securities being registered which remain unsold at the termination of the offering.

         B. The  undersigned  Registrant  hereby  undertakes  that, for purposes of determining any liability under the Securities Act, each filing of the  Registrant's  annual report pursuant to Section 13 (a) or Section 15 (d) of the Exchange  Act (and where  applicable,  each filing of an employee  benefit  plan's  annual  report  pursuant to
Section  15(d) of the  Exchange  Act) that is  incorporated  by reference in the  Registration  Statement  shall be deemed to be a new registration  statement  relating to the securities  offered  therein,  and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C.  Insofar as  indemnification  for  liabilities  arising  under the  Securities  Act may be permitted to directors,  officers and controlling persons of the Registrant pursuant to the foregoing provisions,  or otherwise, the  Registrant  has been advised that in the opinion of the  Commission  such  indemnification  is against  public policy  as  expressed  in the  Securities  Act,  and is,  therefore  unenforceable  in the  event  that a claim for indemnification  against  such  liabilities  (other than the payment by the  Registrant  of expenses  incurred by a director,  officer or  controlling  person of the  Registrant  in the  successful  defense of any  action,  suit or proceeding) is asserted by such director,  officer or controlling  person in connection  with the securities  being registered,  the Registrant  will,  unless in the opinion of its counsel the matter has been settled by controlling precedent,  submit to a court of appropriate  jurisdiction  the question of whether such  indemnification  by it is against  public policy and as expressed in the  Securities  Act and will be governed by the final  adjudication  of such issue.

                                                    SIGNATURES
                                                    ----------

         Pursuant to the requirements of the Securities Act of 1933, as amended,  the Registrant  certifies that it has  reasonable  grounds  to  believe  that it meets all of the  requirements  for  filing on Form S-8 and has duly caused  this  Registration  Statement  on Form S-8 to be signed on its behalf by the  undersigned,  thereunto  duly approved, in the City of Little Rock, State of Arkansas, on the 24 day of May, 2002.

                                                              DILLARD'S, INC.

                                                                By: /s/ James I. Freeman
                                                                         James I. Freeman
                                                                       Chief Financial Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Paul J. Schroeder and James I. Freeman his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments, including any post-effective amendments, to this Registration
Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the
Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in their capacities and on the dates indicated.

                  SIGNATURE                                                     TITLE
                  ---------                                                     -----

   /s/ William Dillard II                                           Chief Executive Officer and Director
--------------------------------------------
        William Dillard   II                                         (Principal Executive Officer)

   /s/ Alex Dillard                                                  President and Director
---------------------------------------------
        Alex Dillard

  /s/ Mike Dillard                                                   Executive Vice President and Director
---------------------------------------------
       Mike Dillard

  /s/ Drue Corbusier                                                 Executive Vice President and Director
----------------------------------------------
       Drue Corbusier

  /s/ James I. Freeman                                               Senior Vice President and Chief
----------------------------------------------
       James I. Freeman                                                Financial Officer and Director

  /s/ Calvin N. Clyde, Jr.                                           Director
----------------------------------------------
       Calvin N. Clyde, Jr.

  /s/ Will D. Davis                                                  Director
-----------------------------------------------
       Will D. Davis

  /s/ Robert C. Connor                                               Director
-----------------------------------------------
       Robert C. Connor

  /s/ William H. Sutton                                              Director
-----------------------------------------------
       William H. Sutton

  /s/ John paul Hammerschmidt                                        Director
-----------------------------------------------
       John Paul Hammerschmidt

 /s/ John H. Johnson                                                 Director
------------------------------------------------
      John H. Johnson

                                                   EXHIBIT INDEX
                                                   -------------

EXHIBIT
NUMBER                                               DESCRIPTION
------                                               -----------

         4.1                        Restated  Certificate of  Incorporation  of Dillard's,  Inc.  (Incorporated  by
                                    reference to Exhibit 3 of the Company's  Quarterly  Report or Form 10-Q for the
                                    quarter ended August 1, 1992 (File No. 1-6140)).

         4.2                        Bylaws of  Dillard's,  Inc.  (Incorporated  by  reference to Exhibit 3.1 of the
                                    Company's Current Report on Form 8-K dated March 2, 2002 (File No. 1-6140)).

         4.3                        Rights Agreement,  dated as of March 2, 2002 between the Company, the Registrar and the  Transfer  Company,  as Rights  Agent  (Incorporated  by  reference  to
                                    Exhibit 1 of the Company's  Registration  Statement on Form 8-A dated March 15,
                                    2002 (File No. 1-6140)).

         4.4                        Dillard's,   Inc.   1998   Incentive  and   Non-qualified   Stock  Option  Plan
                                    (Incorporated  by reference to Exhibit 10(b) of the Company's  Annual Report on
                                    Form 10-K for the year ended January 30, 1999 (File No. 1-6140)).

         5.1*                       Opinion of Friday, Eldredge & Clark, LLP.

         23.1*                      Consent of Friday, Eldredge & Clark, LLP (included in Exhibit 5.1).

         23.2*                      Consent of Deloitte & Touche, LLP.

         24.1*                      Powers of Attorney (included as part of the signature page hereto).

----------------
*Filed herewith.